Exhibit 99.(11)

September 7, 2017

Frontier Funds, Inc.

400 Skokie Boulevard, Suite 500

Northbrook, Illinois 60062

Ladies and Gentlemen:

We have acted as counsel to Frontier Funds, Inc., a Maryland corporation (the “Company”), in connection with the Company’s registration statement on Form N-14 (the “Registration Statement”) relating to the issuance by the Company of shares of common stock, $0.01 par value (the “Shares”), of the Institutional Class of the Frontier Phocas Small Cap Value Fund.  The Registration Statement relates to the proposed reorganization of the Frontier Netols Small Cap Value Fund into the Frontier Phocas Small Cap Value Fund, each a series of the Company, pursuant to an agreement and plan of reorganization (the “Agreement”).

In connection with this opinion, we have reviewed:  (i) the Registration Statement (including the information statement/prospectus and form of Agreement contained therein), (ii) the Company’s Articles of Incorporation, as amended to date, and By-Laws, as amended and restated, (iii) certain resolutions of the Company’s Board of Directors, and (iv) such other proceedings, documents and records we have deemed necessary to enable us to render this opinion.  In conducting such review, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares will be validly issued, fully paid and non-assessable by the Company when issued upon the terms of the Agreement included in the Registration Statement, subject to compliance with the Securities Act of 1933, as amended (the “Securities Act”), the Investment Company Act of 1940, as amended, and applicable state securities laws and assuming effectiveness of the Registration Statement.

The opinion expressed herein is limited to the laws (other than the conflict of law rules) of the State of Maryland that are normally applicable to the issuance of shares by registered investment companies organized as corporations under the laws of that state.  We express no opinion with respect to any other laws.

We consent to the use of this opinion as an exhibit to the Registration Statement.  In giving this consent, however, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.

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